UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2015

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ZAIS FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Maryland	001-35808	90-0729143
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Two Bridge Avenue, Suite 322	07701-1106
Red Bank, NJ
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (732) 978-7518

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting of Stockholders (the "Annual Meeting") of ZAIS Financial Corp. (the "Company") was held on May 5, 2015, at which 6,792,297 shares of the Company's common stock were represented in person or by proxy representing approximately 85.21% of the issued and outstanding shares of the Company's common stock entitled to vote.

(b) At the Annual Meeting, the Company's stockholders (i) elected the five directors below to serve on the Company's board of directors until the Company's 2016 annual meeting of stockholders and until their respective successors are duly elected and qualified and (ii) ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the 2015 fiscal year. The proposals are described in detail in the Company's 2015 Proxy Statement. The final results for the votes regarding each proposal are set forth below.

(i) The voting results with respect to the election of each director were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Christian Zugel	3,700,598	93,056	2,998,643
Michael Szymanski	3,773,325	20,329	2,998,643
Daniel Mudge	3,762,601	31,053	2,998,643
Marran Ogilvie	3,763,260	30,394	2,998,643
David Holman	3,743,776	49,878	2,998,643

(ii) The voting results with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the 2015 fiscal year were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
6,760,995	22,749	8,553	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAIS Financial Corp.
May 11, 2015
	By:	/s/ Michael Szymanski
Michael Szymanski
President and Chief Executive
Officer